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                                                                 Exhibit 10.18
                                   EXULT, INC.
                           2000 EQUITY INCENTIVE PLAN


                                    ARTICLE I
                        PURPOSE AND EFFECTIVENESS OF PLAN

1.1  PURPOSE OF PLAN

     The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its employees and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article VIII.

1.2  TERM OF PLAN.

     This Plan is effective as of the Effective Date and will continue in effect until the Expiration Date, at which time this Plan will automatically terminate.

1.3  EFFECT ON AWARDS.

     Awards may be granted only during the Plan Term, but each Award granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

                                   ARTICLE II
                             SHARES SUBJECT TO PLAN

2.1  AVAILABLE SHARES.

     The shares of Common Stock initially reserved for issuance under the Plan shall consist of (i) the number of shares remaining available for issuance, as of the Effective Date, under the Predecessor Plans, including both the shares subject to outstanding options under the Predecessor Plans, and shares reserved under the Predecessor Plans but not subject to outstanding options or issued upon previous exercise of options, (ii) plus an additional number of shares equal to the difference between 20 million shares and the number of shares described in subpart (i). The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2001, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 6,000,000 shares. Such annual increases will be cumulative, need not be used in the year they occur, and will occur notwithstanding the number of shares then reserved for issuance under the Plan. Awards may be issued in excess of the number of shares then available for issuance under this Plan, provided any excess shares actually issued shall be held in escrow until there are sufficient shares of Common Stock available for issuance under this Plan. If sufficient shares are not available within 12 months after the date the first such excess issuances are made, then (i) any unexercised Awards granted on the basis of such excess shares and for which subsequently available shares have not been allocated by the Administrator shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Recipients the exercise or purchase price paid for any excess shares issued under this Plan and held in escrow and for which subsequently available shares have not been allocated by the Administrator, together with interest

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(at the applicable Short Term Federal Rate under the IRC and related regulations) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

2.2  SOURCE OF SHARES.

     The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.

2.3  AVAILABILITY OF UNUSED SHARES.

     Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to this Plan or the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section 2.1. However, if the exercise price of an Award is paid with shares of Common Stock, or if shares of Common Stock otherwise issuable pursuant to Awards are withheld by the Company in satisfaction of an exercise price or the withholding taxes incurred in connection with any exercise or vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan will be reduced by the gross number of shares for which the Award is exercised or for which it vests, as applicable, and not by the net number of shares of Common Stock issued to the holder of such Award. Shares of Common Stock underlying one or more Stock Appreciation Rights exercised for cash will not be available for subsequent issuance under this Plan.

2.4  ADJUSTMENT PROVISIONS.

     (a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, or similar transaction then, subject to Article VII, an appropriate and proportionate adjustment shall be made by the Administrator in its discretion in: (i) the maximum number and kind of shares subject to this Plan including the maximum number and kind of securities by which the share reserve can increase under this Plan each year;
(ii) the number and kind of shares or other securities subject to then outstanding Awards and options under the Predecessor Plans; (iii) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards; (iv) the maximum number and/or class of securities for which any one person may be granted Awards in any calendar year; and (v) the number and kind of securities to be issued as Nonemployee Directors' Options.

     (b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

     (c) Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.


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     (d) Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to effect any Reorganization or to make adjustments, reclassifications, or changes of its capital or business structure or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (e) Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Administrator and the Recipient.

2.5  PREDECESSOR PLANS.

     All options outstanding under the Predecessor Plans on the Effective Date will be treated as outstanding options under this Plan for purposes of shares available, but will continue to be governed by the Predecessor Plan pursuant to which they were granted and the Award Documents applicable thereto. One or more provisions of this Plan, including without limitation the option/vesting acceleration provisions relating to Changes in Control, may in the Administrator's discretion be applied to one or more options outstanding under the Predecessor Plans, but this Plan will not be applied to affect adversely any option outstanding under the Predecessor Plans without the consent of the holder thereof.

2.6  RESERVATION OF SHARES.

     Subject to Section 2.1, the Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.

                                   ARTICLE III
                             ADMINISTRATION OF PLAN

3.1  ADMINISTRATOR.

     (a) Plan Administration. This Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to
Section 3.1(b).

     (b) Administration by Committee. The Board in its sole discretion may from time to time appoint one or more Committees each with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time exercise or change any of the duties and authority of any such Committee, increase or decrease the number of members of any such Committee, remove from membership on any such Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on any such Committee, whether caused by removal, resignation or otherwise. The Board may disband any Committee at any time.

3.2  AUTHORITY OF ADMINISTRATOR.

     (a) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or


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Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, will be within the discretion of the Administrator and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.

     (b) Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the vesting provisions (if any) applicable to each Award, the exercise price and period (if applicable) for the exercise of each Award, and such other terms and conditions applicable to each individual Award and not inconsistent with this Plan as the Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.

     (c) Procedures. Subject to the Company's charter or bylaws or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that actions taken by the Board will be valid if approved in accordance with applicable law.

     (d) Delegation to Officer. The Administrator may from time to time delegate to any officer of the Company the authority to implement directives of the Administrator regarding the Plan.

3.3  NO LIABILITY.

     No member of the Board or any Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.

3.4  AMENDMENTS.

     (a) Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 3.4(c), suspend or discontinue this Plan or amend it in any respect whatsoever, and this Plan as so amended will govern all Awards, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, the Exchange Act, the IRC, or the rules of any exchange or market system upon which the Common Stock is listed or trades, or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.

     (b) Award Amendments. The Administrator may at any time and from time to time in its discretion during or after cessation of employment or service, but subject to Section 3.4(c) and compliance with applicable statutory or administrative requirements, (i) accelerate or extend the vesting or exercise period of any Award as a whole or in part, (ii) make such other modifications in the terms and


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conditions of an Award as it deems advisable, and (iii) cancel any or all outstanding Awards (including outstanding options issued under the Predecessor Plans) and grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     (c) Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would cause an Incentive Stock Option to cease to qualify as such or that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted.

3.5  OTHER COMPENSATION PLANS.

     Subject to Section 2.5, this Plan will not (i) affect any other stock option, incentive or other compensation plans in effect from time to time for the Company, (ii) affect in any way any outstanding award grants made under other plans prior to the Effective Date, or (iii) preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

3.6  PLAN BINDING ON SUCCESSORS.

     This Plan will be binding upon the successors and assigns of the Company.

3.7  REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES.

     Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

3.8  INVALID PROVISIONS.

     If any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law in any jurisdiction, such invalidity or unenforceability is not to be construed as rendering that provision invalid or unenforceable in any other jurisdiction or any other provisions contained herein invalid or unenforceable in any jurisdiction, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein. Provisions found invalid or unenforceable shall if possible be modified to the extent required to cure such invalidity or unenforceability while retaining the original intended effect of such provisions.

3.9  GOVERNING LAW.

     This Agreement will be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

3.10 INTERPRETATION.

     Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.


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                                   ARTICLE IV
                            GENERAL AWARD PROVISIONS

4.1  PARTICIPATION IN PLAN.

     (a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person or has received an offer of employment from the Company, provided that Awards granted to a person who has received an offer of employment will terminate and be forfeited without consideration if the employment offer is not accepted within such time as may be specified by the Company. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally, and no Eligible Person will have any right to any Award unless and until such Award is granted by the Administrator.

     (b) Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of
Section 422 of the IRC.

     (c) Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

4.2  AWARD DOCUMENTS.

     Each Award must be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator's discretion, a confirming memorandum or other document issued by the Company to the Recipient, setting forth the terms and conditions applicable to the Award. Awards will not be deemed made or binding upon the Company, and Recipients will have no rights thereto, until such an agreement is entered into between the Company and the Recipient or such a memorandum is delivered by the Company to the Recipient, but an Award may have an effective date prior to the date of such an agreement or memorandum. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be made available to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.

4.3  PAYMENT FOR AWARDS.

     (a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by (i) delivery of legal tender of the United States or such other nation as the Administrator may in any instance permit, delivered in cash or by check, (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administrator; or (iii) to the extent the Award is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Recipient shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the sale of purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the


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aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the sold shares directly to such brokerage firm in order to complete the sale.

     (b) Company Assistance. The Company may assist any person to whom an Award is granted (including, without limitation, any officer or director of the Company) in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of that Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as may be consistent with applicable law and approved by the Administrator. In case of such a loan, the Administrator may require that the exercise be followed by a prompt sale of some or all of the underlying shares and that a portion of the sale proceeds be dedicated to full payment of the exercise price and amounts required pursuant to Section 4.10.

     (c) Net Issuances. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by capital stock of the Company retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised, if applicable (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.

     (d) No Precedent. Recipients will have no rights to the assistance described in Section 4.3(b) or the exercise techniques described in Section 4.3(c), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.

4.4  NO EMPLOYMENT RIGHTS.

     Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the Company has the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity, all employees of the Company or an Affiliated Entity are "at will" employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator and the Administrator's determination thereof will be final and binding.

4.5  RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

     (a) Government Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the


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securities subject to Awards upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the Plan Term, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations will relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

     (b) No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state or foreign securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

4.6  ADDITIONAL CONDITIONS.

     Any Award may be subject to such provisions (whether or not applicable to any other Award or Recipient) as the Administrator deems appropriate, including without limitation provisions for the forfeiture of or restrictions on resale or other disposition of securities of the Company acquired under this Plan, provisions giving the Company the right to repurchase securities of the Company acquired under this Plan in the event the Recipient leaves the Company for any reason or elects to effect any disposition thereof, and provisions to comply with applicable securities and other laws and regulations.

4.7  NO PRIVILEGES RE STOCK OWNERSHIP OR SPECIFIC ASSETS.

     Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a stockholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award. No person will have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any


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Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

4.8  NONASSIGNABILITY; SUCCESSORS.

     No Award is assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) subject to the final sentence of this
Section 4.8, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative. After death of a Recipient, an Award may, to the extent exercisable, be exercised by the Recipient's designated beneficiaries, representatives, successors or estate. Notwithstanding the foregoing, Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

4.9  INFORMATION TO RECIPIENTS.

     (a) Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations.

     (b) Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient's agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient's position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 4.9(b) (which acknowledgment is not to be a condition to Recipient's obligations under this
Section 4.9(b)).

4.10 WITHHOLDING TAXES.

     Whenever the granting, vesting or exercise of any Award, or the issuance of any securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be.

4.11 LEGENDS ON AWARDS AND STOCK CERTIFICATES.

     Each Award Document and each certificate representing securities acquired upon vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal, state and


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foreign securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.

4.12 EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS.

     (a) Termination of Vesting and Cessation. Subject to Section 4.12(b) and except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator, (i) no vesting of any Award will occur after termination of employment or service; and (ii) all Awards granted to a Recipient, and all of such Recipient's rights thereunder, will terminate upon termination for any reason of such Recipient's employment with the Company or any Affiliated Entity (or cessation of any other service relationship between the Recipient and the Company or any Affiliated Entity in place as of the date the Award was granted).

     (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in this Plan or any Award Document, the Administrator may (i) designate shorter or longer periods following a Recipient's termination of employment or service during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or an applicable Award Document or if such shorter period is agreed to in writing by the Recipient, and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.

     (c) Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

4.13 LOCK-UP AGREEMENTS.

     Each Recipient agrees as a condition to receipt of an Award that, in connection with any public offering by the Company of its equity securities and upon the request of the Company and the principal underwriter (if any) in such public offering, any shares of Common Stock acquired or that may be acquired upon exercise or vesting of an Award may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales of securities of the Company, without the prior written consent of the Company or such underwriter, as the case may be, for a period of not more than 180 days after the effective date of the registration statement for such public offering. Each Recipient will, if requested by the Company or the principal underwriter, enter into a separate agreement to the effect of this
Section 4.13.

4.14 CANCELLATION AND RESCISSION OF AWARDS.

     Unless an Award Document or other separate written agreement binding upon the Company provides otherwise, if a Recipient commits any Misconduct, then the Administrator may (i) at any time within 180 days after the Company became aware of such Misconduct, and whether or not the Recipient's employment or engagement is terminated, cancel some or all of any Award (whether or not vested), and (ii) rescind some or all of any exercise, payment or delivery that occurred or occurs pursuant to an Award within 365 days before or after the Misconduct. Upon and as a condition to receipt of shares or cash pursuant to any Award, a Recipient shall, if required by the Administrator, certify on a form acceptable to the Company that he or she has not committed any Misconduct. The Company shall notify the Recipient in writing of any such rescission not later than the later of (i) 380 days after such Misconduct, or (ii) 180 days after the Company became aware of such Misconduct. Within ten days after receiving such rescission notice from the Company, a Recipient shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery. Such payment shall be made by returning to the Company all shares of capital stock that the Recipient received in connection with the rescinded exercise, payment or delivery, or if such shares have been transferred by the Recipient, then by paying to the Company in cash the equivalent value thereof at the time of their transfer. A Recipient will cease to have any rights under any Awards, exercises, payments or deliveries to the extent they are canceled or rescinded pursuant to this Section 4.14. Any payment previously made by the Recipient to the Company in connection with an Award or exercise, payment or delivery that is canceled or rescinded pursuant to this Section 4.14 will be returned by the Company to the Recipient including, at the Company's discretion, by offset against any amounts payable by the Recipient to the Company or any Affiliated Entity. To assist in enforcement of the Company's rescission right described above, the Company may, in its discretion, retain any Common Stock or other consideration otherwise deliverable to a Recipient in connection with an Award until the rescission period described above has lapsed, and give appropriate stop transfer instructions to its transfer agent. The Administrator may exercise discretion under Section 4.14 in such manner as it sees fit from time to time without regard to, and without being bound by or liable for, prior decisions to invoke or not to invoke Section
4.14 with respect to any Recipient or any instance of Misconduct. For purposes of this Section 4.14, the Company will be deemed to have been aware of Misconduct only after the completion of any investigation or inquiry and only when the Company has clear and convincing evidence thereof. Suspicion is not awareness for these purposes.

4.15 LIMITS ON AWARDS TO ELIGIBLE PERSONS.

     Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted awards with respect to more than 1,000,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 4.15 will be subject to adjustment as provided in Section 2.4 or under Article VII, but only to the extent such adjustment would not affect the status of compensation attributable to Awards as Performance-Based Compensation.

4.16 TERMINATION OF AWARDS.

     Upon expiration of the applicable exercise period or cancellation, rescission or termination of an Award pursuant to this Plan or the applicable Award Document, the Award shall cease to confer any rights.

4.17 RELEASES.

     As a condition to any acceleration of vesting, either in the Administrator's discretion or pursuant to Article VII, the Company may require the Recipient to deliver to the Company a written release, in form reasonably satisfactory to the Company, of all claims against the Company, its Affiliated Entities, their officers, directors, employees and agents and any person or entity that the Company or any Affiliated Entity may be required to indemnify, other than claims for employment compensation, benefits, expense reimbursements, and indemnity to which the Recipient is legally entitled.

                                    ARTICLE V
                                     AWARDS

5.1  STOCK OPTIONS.

     (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

     (b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator.

     (c) Option Period and Vesting. Stock Options granted hereunder will vest and may be exercised as determined by the Administrator, except that exercise of Stock Options after termination of the Recipient's employment or engagement shall be subject to Section 4.12(b) and Section 5.1(f). Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as may be determined by the Administrator, but not later than ten (10) years after the date the Stock Option is granted and may be subject to earlier termination as provided herein or in the Award Document. Except as otherwise provided herein, a Stock Option will become exercisable, in whole or in part, on the date or dates specified by the Administrator and thereafter will remain exercisable until the exercise, expiration or earlier termination of the Stock Option.

     (d) Exercise of Stock Options. Subject to Section 5.1(e), Stock Options may not be exercised for more shares in the aggregate than have vested pursuant thereto. The exercise price for Stock Options will be paid as set forth in
Section 4.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock may be purchased at one time unless the number purchased is the total number of shares for which the Stock Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary or other representative official or designee of the Company receives written notice of such exercise from the Recipient in the form of Exhibit A hereto or such other form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 4.3 and any amounts required under Section 4.10 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under
Section 4.10, or any applicable section of or regulation under the IRC.

     (e) Repurchase Rights. The Administrator may grant Stock Options that are exercisable at any time for unvested shares of Common Stock. If the Recipient ceases service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the Award Document evidencing such repurchase right. The Company's repurchase rights will lapse according to the vesting schedule applicable to the Stock Options.

     (f) Termination of Employment.

         (i) Termination for Misconduct. Subject to Section 4.12(b) and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the

Recipient, which may be entered into at any time before or after termination of employment or engagement, in the event of termination of a Recipient's employment or engagement as a result of Misconduct, all of the Recipient's unexercised Stock Options, whether or not vested, may be cancelled pursuant to
Section 4.14. This provision will not limit the right of the Administrator under
Section 4.14 to cancel or rescind Stock Options or their exercise if the Recipient commits Misconduct, whether or not employment or engagement is terminated.

         (ii) Termination Other Than for Misconduct. Subject to Section 4.12(b) and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment or engagement, if a Recipient's employment or engagement with the Company or any Affiliated Entity terminates for:

              (A) any reason other than for Misconduct resulting in cancellation pursuant to Section 4.14, death, Permanent Disability or Retirement, the Recipient's unexercised vested Stock Options may be exercised at any time on or before the earlier of: (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (B) 90 days after the date of employment or engagement termination.

              (B) death or Permanent Disability or Retirement, the Recipient's vested Stock Options may be exercised at any time on or before the earlier of:
(A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (B) 365 days after the date of employment or engagement termination.

     (g) Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary,

         (i) The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of
Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, or not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and
(B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

         (ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options during any one calendar year may not exceed $100,000.

         (iii) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 5.1(g)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.

     (h) Nonemployee Director Options. Article VI will govern Nonemployee Director Options to the extent inconsistent with this Section 5.1.

5.2  PERFORMANCE AWARDS.

     (a) Grant of Performance Award. The Administrator may determine in its discretion the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

     (b) Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of Common Stock and cash, as the Administrator may determine.

5.3  RESTRICTED STOCK.

     (a) Award of Restricted Stock. The Administrator may determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.

     (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

         (i) Restrictions. The Administrator may impose such conditions on Restricted Stock as the Administrator may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such Restricted Stock or other securities of the Company are then listed or traded and under any blue sky or other securities laws applicable to such shares. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

         (ii) Safekeeping. The Administrator may require that the certificates representing Restricted Stock granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire; and

         (iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions.

     (c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administrator.

     (d) Rights of Recipient. Subject to the provisions of Section 5.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     (e) Termination of Employment or Failure to Vest. Unless the Administrator in its discretion determines otherwise, if a Recipient's employment with the Company or any Affiliated Entity terminates for any reason or if conditions to vesting of Restricted Stock are not satisfied, all of the Recipient's Restricted Stock remaining subject to restrictions on the date of such termination of employment will be surrendered to and repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.

5.4  STOCK APPRECIATION RIGHTS.

     (a) Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

     (b) SARs Related to Options.

         (i) A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 5.4(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

         (ii) A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.

         (iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

     (c) SARs Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options. Section 5.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used.

     (d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right.

     (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the discretion of the Administrator, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. The Administrator has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

5.5  STOCK PAYMENTS.

     The Administrator may approve Stock Payments to any Eligible Person on such terms and conditions as the Administrator may determine. Stock Payments will be in lieu of any cash compensation being replaced thereby at the Fair Market Value of the Common Stock on the date payment is due.

5.6  DIVIDEND EQUIVALENTS.

     The Administrator may grant Dividend Equivalents to any Recipient who has received a Stock Option, SAR or other Award denominated in shares of Common Stock. Dividend Equivalents may be paid in cash, Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash will be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents will be computed as of each dividend record date and will be payable to recipients thereof at such time as the Administrator may determine.

5.7  STOCK SALES.

     The Administrator may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administrator may determine.

5.8  PHANTOM STOCK.

     The Administrator may grant Awards of Phantom Stock to Eligible Persons. Phantom Stock is a cash payment measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.

5.9  OTHER STOCK-BASED BENEFITS.

     The Administrator is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.

                                   ARTICLE VI
                  NONEMPLOYEE DIRECTOR OPTIONS AND FEE PROGRAM

6.1  GRANTS OF ORIGINAL AND INITIAL OPTIONS.

     (a) Original Options. Except as otherwise determined by the Board, persons serving as Nonemployee Directors as of the time the Common Stock becomes registered under the Exchange Act will thereupon receive a one-time grant of an option to purchase 25,000 shares (50,000 shares in the case of J. Michael Cline) of Common Stock, subject to (i) vesting as set forth in Section 6.4, and (ii) adjustment as set forth in this Plan. This one-time grant effects the IPO grant to Nonemployee Directors authorized by the Board by written consent on February 14, 2000.

     (b) Initial Options. Each Nonemployee Director who joins the Board after the Common Stock becomes registered under the Exchange Action shall, upon first becoming a Nonemployee Director, receive a one-time grant of an option to purchase 25,000 shares of the Company's Common Stock, subject to (i) vesting as set forth in Section 6.4, and (ii) adjustment as set forth in this Plan.

6.2  GRANTS OF ADDITIONAL OPTIONS.

     Immediately following each annual meeting of stockholders of the Company, each Nonemployee Director who has been a Nonemployee Director for at least 180 days and has served as a Nonemployee Director since his or her election or appointment and has been re-elected as a Nonemployee Director at such annual meeting or is continuing as a Nonemployee Director without being reelected due to the classification of the Board, shall automatically receive an option to purchase 10,000 shares of the Company's Common Stock subject to (i) vesting as set forth in Section 6.4 and (ii) adjustment as set forth in this Plan. An individual who was previously a Nonemployee Director and received an initial grant of Nonemployee Director Options under this Plan or pursuant to a prior option plan for the Company's directors, who then ceased to be a Nonemployee Director for any reason, and who then again becomes a Nonemployee Director, shall upon again becoming a Nonemployee Director automatically receive an Option under this Section 6.2 but not under Section 6.1.

6.3  EXERCISE PRICE.

     The exercise price per share for all Options granted pursuant to this
Article VI shall be equal to the Fair Market Value of the Company's Common Stock on the date of grant.

6.4  VESTING.

     All Stock Options granted pursuant to this Article VI shall vest with respect to 25% of the underlying shares on the first anniversary of the date of grant, and with respect to 1/36 of the remaining underlying shares on the last day of each of the 36 successive complete calendar months thereafter, provided that no such vesting will occur unless the Recipient has remained a Nonemployee Director from the date of grant to the date of vesting. Notwithstanding anything herein to the contrary, any option granted under this Article VI may be exercised for any or all underlying shares at any time and from time to time before vested, but any unvested shares purchased under such option shall, until vested, be subject to repurchase by the Company at the exercise price paid per share if the Recipient ceases to be a Nonemployee Director. Options granted under this Article VI that have not vested and become exercisable at the time the Recipient ceases for any reason to be a Nonemployee Director shall terminate.

6.5  TERM OF OPTIONS AND EFFECT OF TERMINATION.

     Notwithstanding any other provision of this Plan, (i) no Nonemployee Director Option shall be exercisable after the expiration of ten years from the effective date of its grant; (ii) if a Recipient of any Nonemployee Directors' Options ceases to be a director of the Company for any reason other than in connection with a Change in Control, all Nonemployee Director Options granted to such Recipient shall be exercisable, to the extent already exercisable at the date such Recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the options according to their terms), and shall then terminate; and (iii) if a Recipient of any Nonemployee Director Options ceases to be a director in connection with a Change in Control for any reason other than voluntary resignation from the board, which board will continue in place following such transaction, all Nonemployee Director Options owned by that Recipient will vest and shall be exercisable for a period of 365 days after the Recipient ceases to be a director (or, if sooner, until the expiration of the options according to their terms), and shall then terminate. Under the circumstances described in item (iii), the Recipient may within three days of cessation of board service elect by written notice to the Company or its successor to surrender any or all of his or her Nonemployee Director Options to the Company or its successor in exchange for a cash payment for each surrendered option determined by multiplying (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the surrendered option from the Fair Market Value of the Common Stock on the date of the Change in Control, by (B) the number of shares for which that option is then exercisable being so surrendered. In the event of the death of a Recipient of Nonemployee Director Options while such Recipient is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise a Nonemployee Director Option, such option may be exercised by any person or persons designated by the optionee on a beneficiary designation form adopted by the Administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the Recipient's estate or by any person or persons who shall have acquired the option directly from the Recipient by his or her will or the applicable laws of descent and distribution.

6.6  AMENDMENT; SUSPENSION.

     The Administrator may at any time and from time to time in its discretion
(i) change the number of shares or vesting periods associated with the Nonemployee Director Options, and (ii) suspend and reactivate this Article VI.

6.7  FEES PROGRAM.

     The Administrator may activate, suspend, and deactivate the Fees Program at any time. For each calendar year (or partial calendar year) for which the Administrator activates the Fees Program, each Nonemployee Director may make an "Election" to receive Common Stock in lieu of any or all of the annual retainer and/or meeting fees otherwise payable to him or her in cash for that calendar year (or the portion thereof following activation of the Fees Program). Such Election must be in writing and must be delivered to the Secretary of the Company by the Election deadline established by the Administrator. As of the close of business on each date that retainer or meeting fees would have been payable to a Nonemployee Director in cash but for his or her Election, the Company shall issue to the Nonemployee Director pursuant to his or her Election that number of shares of Common Stock that is determined by dividing the amount of cash that would have been payable but for the Election by the Fair Market Value of the Common Stock on that date. The Administrator may impose rules and conditions for participation in the Fees Program to comply with or qualify under applicable laws and regulations, to minimize the risk of liability under Rule 10b-5, and to facilitate administration. Without limitation, these rules and conditions may include a waiting period following Election to participate, duration and renewal of Elections, and irrevocability of Elections.

                                   ARTICLE VII
                                CHANGE IN CONTROL

7.1  PROVISION FOR AWARDS UPON CHANGE IN CONTROL.

     As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards by any successor, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices or other measurement criteria, in which event this Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), which may but need not include providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices) which securities, cash or other consideration may be subject to vesting in accordance with the same vesting schedule as the cancelled Awards. If, pursuant to the foregoing provisions of this Section 7.1, this Plan and the Awards terminate by reason of the occurrence of a Change in Control, then subject to Sections 4.12(b) and 4.14, any Recipient holding outstanding Awards will have the right, at such time prior to the consummation of the Change in Control as the Board designates and as will permit the Recipient's Awards or underlying securities to be included in the Change in Control transaction to the extent applicable, to exercise or receive the full benefit of the Recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested, and any outstanding repurchase rights of the Company with respect to unvested stock will lapse.

7.2  TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL.

     (a) Acceleration of Awards. If a Change in Control occurs and provision for Awards is made as described in part (a) or (b) of Section 7.1 such that a Recipient continues to own Awards or replacement awards, but in connection with such Change in Control the Recipient's employment with the Company or an Affiliated Entity is terminated by the Company or an Affiliated Entity as described in Section 7.2(b), then, subject to Sections 4.12(b) and 4.14 and the terms of any written employment agreement between the Company or any Affiliated Entity and the Recipient and the specific terms of any Award, such Recipient will have the right to exercise or receive the full benefit of the Recipient's Awards during the applicable time period provided by this Plan or the applicable Award Documents, without regard to any vesting or performance requirements or other milestones.

     (b) Employment Termination. For purposes of this Section, and subject to any separate written agreement binding upon the Company, a Recipient's employment with the Company or any Affiliated Entity will be deemed to have been terminated in connection with a Change in Control if, at any time within 365 days after the Change in Control the Recipient's employment is terminated by, or the Recipient resigns his or her employment upon the request of, a Person exercising practical voting control over the Company following the Change in Control under circumstances not involving any Misconduct by the Recipient or other conduct by the Recipient constituting cause for termination of employment.

                                  ARTICLE VIII
                                   DEFINITIONS

     "ADMINISTRATOR" means the Board and also means any Committee to the extent that the Board has delegated authority thereto.

     "AFFILIATED ENTITY" means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common control with the Company.

     "APPLICABLE DIVIDEND PERIOD" means (i) the period between the date a Dividend Equivalent is granted and the date the related Stock Option, SAR, or other Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the Administrator may specify in the written instrument evidencing the grant of the Dividend Equivalent.

     "AWARD" means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Sale, Phantom Stock, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan, or any similar award granted by the Company prior to the Effective Date and outstanding as of the Effective Date to the extent governed by this Plan.

     "AWARD DOCUMENT" means the agreement or confirming memorandum or other documentation setting forth applicable terms and conditions of an Award.

     "BOARD" means the Board of Directors of the Company.

     "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occurs:

         (i) Any Person (other than a GAP Person) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors. For these purposes, a "GAP Person" means General Atlantic Partners LLC and its affiliates owning stock of the Company on the Effective Date and their successors that are passive investment vehicles (collectively "Founding Investors"), provided that none of them will be a GAP Person at any time after the Founding Investors cease to own, in the aggregate, at least 30% of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors.

         (ii) Individuals who, as of the Effective Date, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person (other than GAP) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board.

         (iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a Reorganization of the Company with any other person, corporation or other entity, other than:

              (A) a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

              (B) a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor.

        (iv) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

     "COMMITTEE" means any committee appointed by the Board to administer this Plan pursuant to Section 3.1.

     "COMMON STOCK" means the common stock of the Company, as constituted on the Effective Date, and as thereafter adjusted under Section 2.4.

     "COMPANY" means Exult, Inc., a Delaware corporation.

     "DIVIDEND EQUIVALENT" means a right granted by the Company under Section
5.6 to a holder of a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.

     "EFFECTIVE DATE" means May 31, 2000.

     "ELIGIBLE PERSON" includes directors, officers, employees, consultants and advisors (including entities) of the Company or of any Affiliated Entity.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXPIRATION DATE" means the tenth (10th) anniversary of the Effective Date.

     "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date means: (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the last trading price of the stock for the trading day immediately preceding such date on the primary exchange upon which the stock trades, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (i) or (ii), subject to adjustment by the Board in its discretion as and if necessary and appropriate to determine the fair market value of the stock on that date); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administrator, provided, however, that (A) when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as it may deem appropriate under the circumstances, and (B) if the stock is traded on the Nasdaq SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administrator may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options must be determined in compliance with applicable provisions of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

     "FEES PROGRAM" means the program pursuant to Section 6.7 pursuant to which Nonemployee Directors may elect to receive Common Stock in lieu of fees.

     "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "MISCONDUCT" means (i) the Recipient engages in any wrongful conduct or violates any written Company policies or other reasonable rule or regulation of the Board, the Company's President or Chief Executive Officer or the Recipient's superiors that (A) results in significant damage to the Company or any Affiliated Entity which, if susceptible of cure, is not cured within 30 days of demand by the Company or any Affiliated Entity for cure, or (B) constitutes a threat of significant damage to the Company or any Affiliated Entity and which, after written notice to do so, the Recipient fails to correct within a reasonable time not exceeding 30 days; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient such that the Recipient's fitness for his or her responsibilities to the Company or any Affiliated Entity is doubtful; (iii) any intentional refusal to perform the Recipient's job as required to meet the lawful objectives of the Company or any Affiliated Entity; (iv) the Recipient intentionally misappropriates assets of the Company or any Affiliated Entity; or (v) the Recipient does any of the things described in items (a) through (d) below. This definition of Misconduct will apply for purposes of this Plan regardless of any employment agreement between a Recipient and the Company providing for termination with cause (or some comparable concept) of Recipient from Recipient's employment with the Company or any Affiliated Entity. The foregoing is not inclusive of all acts or omissions that may constitute grounds for dismissal of a Recipient with cause for purposes other than this Plan.

         (a) During employment or engagement with the Company or any Affiliated Entity or at any time within 365 days after (i) the Recipient voluntarily resigns employment or engagement with the Company or any Affiliated Entity or
(ii) the Recipient's employment or engagement is terminated by the Company or any Affiliated Entity for Misconduct, the Recipient renders services for any organization or engages directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Administrator, is or becomes competitive with the Company or any Affiliated Entity, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of the Company or any Affiliated Entity. For a Recipient whose employment has terminated, the judgment of the Chief Executive Officer or such other senior officer shall be based upon the Recipient's position and responsibilities while employed by the Company or any Affiliated Entity, the Recipient's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or any Affiliated Entity and the other organization or business, the effect on the employees, contractors, customers, suppliers and competitors of the Company or Affiliated Entity of the Recipient's assuming the post-employment position, the guidelines established in any employee handbook, any employment agreement with the Recipient, and such other considerations as are deemed by the Company to be relevant given the applicable facts and circumstances. Activities described in this paragraph (a) will not constitute Misconduct if they are initiated after the Recipient's employment or engagement with the Company or any Affiliated Entity is terminated by the Company or any Affiliated Entity under circumstances other than for Misconduct.

         (b) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, the Recipient breaches in any material respect any confidentiality agreement with the Company or any Affiliated Entity to which the Recipient is party, or any written policies of the Company or Affiliated Entity regarding nondisclosure of confidential information, and, if such breach is susceptible of cure, fails to cure such breach within 30 days of demand by the Company or any Affiliated Entity for cure; or if no such agreement or policy is applicable to the Recipient, without prior written authorization from the Company or any Affiliated Entity, discloses to anyone outside the Company or any Affiliated Entity, or uses for any purpose or in any context other than in performance of the Recipient's duties to the Company or any Affiliated Entity, any confidential or trade secret information of the Company or any Affiliated Entity.

         (c) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, the Recipient breaches in any material respect any agreement with the Company or any Affiliated Entity regarding assignment of inventions and, if such breach is susceptible of cure, fails to cure such breach within 30 days of demand by the Company or any Affiliated Entity for cure; or if no such agreement is applicable to the Recipient, fails to disclose promptly and assign to the Company or any Affiliated Entity, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Recipient during and within the scope of employment or engagement by the Company or any Affiliated Entity, relating in any manner to the actual or anticipated business, research, or development work of the Company or any Affiliated Entity, or to do anything reasonably necessary to enable the Company or any Affiliated Entity to secure a patent where appropriate in the United States and other countries.

         (d) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, the Recipient breaches in any material respect any agreement with or legal duty to the Company or any Affiliated Entity and, if such breach is susceptible of cure, fails to cure such breach within 30 days of demand by the Company or any Affiliated Entity for cure.

     "NONEMPLOYEE DIRECTOR" means a director of the Company that is not an employee of the Company or any Affiliated Entity, provided that directors who are employed by General Atlantic Partners LLC or any of its affiliates will not be precluded from Nonemployee Director status by virtue of that employment.

     "NONEMPLOYEE DIRECTOR OPTION" means a Stock Option granted pursuant to
Article VI of this Plan.

     "NONQUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

     "OTHER STOCK-BASED BENEFITS" means an Award granted under Section 5.9.

     "PARENT CORPORATION" means any Parent Corporation as defined in Section 424(e) of the IRC.

     "PERFORMANCE AWARD" means an Award under Section 5.2, payable in cash, Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the Award.

     "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Award as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total Shareholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income,
(i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

     "PERMANENT DISABILITY" means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability), , and such incapacity or disability continues for a period of three
(3) consecutive months or six (6) months in any 12-month period or such other period(s) as may be determined by the Administrator with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.1(g), Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.

     "PERSON" means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company and (iii) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

     "PHANTOM STOCK" means an Award granted under Section 5.8.

     "PLAN" means this 2000 Equity Incentive Plan of the Company.

     "PLAN TERM" means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

     "PREDECESSOR PLANS" mean the Company's 1999 Stock Option/Stock Issuance Plan and the Company's 1999 Special Executive Stock Option Plan, each as in effect immediately prior to the Effective Date.

     "PURCHASE PRICE" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

     "RECIPIENT" means a person who has received an Award.

     "REORGANIZATION" means any merger, consolidation or other reorganization.

     "RESTRICTED STOCK" means Common Stock that is the subject of an Award made under Section 5.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

     "RETIREMENT" of a Recipient means the Recipient's resignation from the Company or any Affiliated Entity after reaching age 60 and at least five years of full-time employment by the Company or any Affiliated Entity, without any Misconduct by Recipient.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SIGNIFICANT STOCKHOLDER" is an individual who, at the time an Incentive Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

     "STOCK APPRECIATION RIGHT" or "SAR" means a right granted under Section 5.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

     "STOCK PAYMENT" means a payment in shares of Common Stock under Section 5.5 to replace all or any portion of the compensation or other payment that would otherwise become payable to the Recipient in cash, or as a bonus for services rendered or for any other valid consideration under applicable law.

     "STOCK OPTION" means a right to purchase Common Stock granted under Section
5.1 or Article VI of this Plan.

     "STOCK SALE" means a sale of Common Stock to an Eligible Person under
Section 5.7.

     "SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in
Section 424(f) of the IRC.

                                  EXHIBIT A TO
                                   EXULT, INC.
                           2000 EQUITY INCENTIVE PLAN


NOTICE OF EXERCISE

Exult, Inc.

RE:  STOCK OPTION

     Notice is hereby given that I elect to purchase the number of shares (the "SHARES") set forth below pursuant to the stock option referenced below at the exercise price applicable thereto:

     Option Grant Date:                 _______________

     Total Number of Shares
     Underlying Original Option:        _______________

     Number of Shares for which
     Option has been previously
     exercised:                         _______________

     Number of Shares Being
     Acquired With This Exercise:       _______________

     Exercise Price Per Share:          _______________


         Total Exercise Price:          _______________

     I have checked the appropriate box below to designate how I elect to pay the exercise price:

     [ ]  By check or wire transfer (check may be attached)

     [ ] By surrender to the Company of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date

     [ ] By broker's sale and remittance procedure as described in Section 4.3(iii)

     [ ]  Other arrangements have been made with the Company

     I have had an opportunity to obtain independent tax and financial planning advice regarding exercise of the Option and I am not relying upon any advice or representation from Exult, Inc. (the "Company") or any of its representatives regarding taxes, value of the Common Stock, or any other matter.

     I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's 2000 Equity Incentive Plan.


                                                --------------------------------
                                                (signature)

                                                --------------------------------
                                                (name of Optionee)